Exhibit 99.1

Otelco Reports Fourth Quarter and 2014 Results

ONEONTA, Ala.--(BUSINESS WIRE)--March 2, 2015--Otelco Inc. (NASDAQ: OTEL), a wireline telecommunications services provider in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia and a provider of cloud hosting and managed services, today announced results for its fourth quarter and year ended December 31, 2014. Key highlights for Otelco include:

  Total revenues of $18.2 million for fourth quarter 2014 and $73.9 million for 2014.
  Operating income of $3.8 million for fourth quarter 2014 and $16.9 million for 2014.
  Adjusted EBITDA (as defined below) of $6.6 million for fourth quarter 2014 and $28.7 million for 2014.

“The network and operating reviews Otelco initiated in first quarter 2014 have resulted in changes to our network fabric which reduced our operating costs approximately $1.5 million during 2014,” said Rob Souza, President and Chief Executive Officer of Otelco. “The fourth quarter 2014 Adjusted EBITDA would have been consistent with the third quarter 2014 Adjusted EBITDA performance, if you exclude $0.7 million in separation expenses and other one-time adjustments, establishing an excellent starting point for 2015.

“Our business access line equivalents have increased by 1.9% during fourth quarter 2014 and 7.6% since the end of 2013,” continued Souza. “The business growth includes our Hosted PBX product, the Classifax offering introduced in third quarter 2014, demand for fiber transport and significant growth in our support of educational facilities in Alabama. During fourth quarter 2014, we continued to reduce our senior debt through both required and voluntary payments, ending 2014 with $112.1 million or a reduction of $16.5 million during 2014. Our cash balance at December 31, 2014, was $5.1 million.

“Reliable Networks completed its first year as part of Otelco by meeting all of its targets,” Souza noted. “We are adding sales capability in Boston in anticipation of continued growth of their cloud-based services as Reliable’s products are very complementary to our Hosted PBX service.”

	Fourth Quarter 2014 Financial Summary
	(Dollars in thousands, except per share amounts)
	(Unaudited)

		Three Months Ended December 31,		Change
		2013	2014	Amount	Percent
	Revenues	$19,338	$18,178	$(1,160)	(6.0)%
	Operating income	$4,341	$3,822	$(519)	(12.0)%
	Interest expense	$2,424	$2,121	$(303)	(12.5)%
	Net income (loss) available to stockholders	$(202)	$940	$1,142	*
	Basic net income (loss) per share	$(0.07)	$0.30	$0.37	*
	Diluted net income (loss) per share	$(0.07)	$0.29	$0.36	*

	Adjusted EBITDA(1)	$7,343	$6,590	$(753)	(10.3)%
	Capital expenditures	$3,096	$1,523	$(1,573)	(50.8)%

		Year Ended December 31,		Change
		2013	2014	Amount	Percent
	Revenues	$78,972	$73,870	$(5,102)	(6.5)%
	Operating income	$18,651	$16,858	$(1,793)	(9.6)%
	Interest expense	$12,673	$8,854	$(3,819)	30.1%
	Net income available to stockholders	$109,144	$5,029	$(104,115)	*
	Basic net income per share	$37.36	$1.62	$(35.74)	*
	Diluted net income per share	$37.36	$1.59	$(35.77)	*

	Adjusted EBITDA(1)	$31,833	$28,744	$(3,089)	(9.7)%
	Capital expenditures	$6,229	$6,015	$(214)	(3.4)%

	* Not a meaningful calculation

	Reconciliation of Adjusted EBITDA to Net Income (Loss)
		Three Months Ended December 31,		Year Ended December 31,
		2013	2014	2013	2014
	Net income (loss)	$(202)	$940	$109,144	$5,029
	Add: Depreciation	2,484	2,148	9,650	8,941
	Interest expense - net of premium	2,181	1,892	11,602	7,918
	Interest expense - amortize loan cost	243	229	1,071	936
	Income tax expense	2,083	628	6,367	3,185
	Amortization - intangibles	443	363	2,981	1,642
	Loan fees	6	6	45	25
	Stock-based compensation (earn out)	-	71	-	317
	Stock-based compensation (board and senior management)	-	189	-	326
	Other excluded expense	-	124	-	425
	Cancellation of debt	-	-	(118,209)	-
	Restructuring expense	105	-	9,182	-
	Adjusted EBITDA(1)	$7,343	$6,590	$31,833	$28,744

(1)

Adjusted EBITDA is defined as consolidated net income (loss) plus interest expense, depreciation and amortization, income taxes and certain other fees, expenses or non-cash charges reducing consolidated net income. Adjusted EBITDA is not a measure calculated in accordance with generally accepted accounting principles (GAAP). While providing useful information, Adjusted EBITDA should not be considered in isolation or as a substitute for consolidated statement of operations data prepared in accordance with GAAP. The Company believes Adjusted EBITDA is useful as a tool to analyze the Company on the basis of operating performance and leverage. The definition of Adjusted EBITDA corresponds to the definition of Adjusted EBITDA in the Company’s credit facility and certain of the covenants contained therein. The Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

	Otelco Inc. - Key Operating Statistics
	(Unaudited)				Quarterly	Annual
					% Change	% Change
	As of	December 31,	September 30,	December 31,	from	from
		2013	2014	2014	September 30, 2014	December 31, 2013
	Business/Enterprise
	CLEC
	Voice lines	21,149	19,624	19,324	(1.5)%	(8.6)%
	HPBX seats	8,453	9,778	10,029	2.6%	18.6%
	Data lines	2,725	3,150	3,313	5.2%	21.6%
	Wholesale network lines	2,817	2,883	2,968	2.9%	5.4%
	Classifax	-	64	80	25.0%	*
	RLEC
	Voice lines	12,349	14,735	15,506	5.2%	25.6%
	Data lines	1,594	1,594	1,587	(0.4)%	(0.4)%
	Access line equivalents (1)	49,087	51,828	52,807	1.9%	7.6%

	Residential
	CLEC
	Voice lines	339	287	275	(4.2)%	(18.9)%
	Data lines	416	381	363	(4.7)%	(12.7)%
	RLEC
	Voice lines	28,323	26,365	25,569	(3.0)%	(9.7)%
	Data lines	20,566	20,423	20,206	(1.1)%	(1.8)%
	Access line equivalents (1)	49,644	47,456	46,413	(2.2)%	(6.5)%

	Otelco access line equivalents (1)	98,731	99,284	99,220	(0.1)%	0.5%

	Cable, IPTV & satellite	4,164	3,865	3,852	(0.3)%	(7.5)%
	Security systems	174	224	243	8.5%	39.7%
	Other internet lines	3,750	3,307	3,202	(3.2)%	(14.6)%

(1)

We define access line equivalents as retail and wholesale voice lines (including Classifax, our virtual faxing solution) and data lines (including cable modems, digital subscriber lines, and dedicated data access trunks).

*	Not a meaningful calculation.

FINANCIAL DISCUSSION FOR FOURTH QUARTER 2014:

Revenues

Total revenues decreased 6.0% in the three months ended December 31, 2014, to $18.2 million from $19.3 million in the three months ended December 31, 2013. The decrease in residential RLEC access line equivalents and revenue decreases due to the FCC’s inter-carrier compensation reform order (the “FCC’s order”) account for the majority of the decline, which was partially offset by cloud hosting and managed services revenue of $0.2 million relating to Reliable Networks, which we acquired on January 2, 2014. The table below provides the components of our revenues for the three months ended December 31, 2014, compared to the same period of 2013.

	Three Months Ended December 31,		Change
	2013	2014	Amount	Percent
	(dollars in thousands)
Local services	$6,869	$6,510	$(359)	(5.2)%
Network access	6,782	5,858	(924)	(13.6)
Internet	3,567	3,592	25	0.7
Transport services	1,383	1,313	(70)	(5.1)
Cable, IP and satellite television	737	682	(55)	(7.5)
Managed services	-	223	223	*
Total	$19,338	$18,178	$(1,160)	(6.0)
* Not a meaningful calculation

Local services revenue decreased 5.2% in the quarter ended December 31, 2014 to $6.5 million from $6.9 million in the quarter ended December 31, 2013. The decline in RLEC residential voice access lines, the impact of the FCC’s order which reduces or eliminates intrastate and local cellular revenue, and CLEC market pricing accounted for a decrease of $0.4 million. A portion of the RLEC decrease is recovered through the Connect America Fund which is categorized as interstate access revenue. The decline in long distance revenue accounted for a decrease of $0.1 million. Hosted PBX and fiber installation revenue increased by more than $0.1 million. Network access revenue decreased 13.6% in the fourth quarter 2014 to $5.9 million from $6.8 million in the quarter ended December 31, 2013. The Connect America Fund and access recovery fees increased by $0.1 million. This increase was more than offset by lower state and special access charges of $0.4 million and lower user based fees and switched access of $0.6 million. Internet revenue increased 0.7% to remain at $3.6 million for the fourth quarter 2014 and fourth quarter 2013. Transport services revenue decreased 5.1% in the quarter ended December 31, 2014 to $1.3 million from $1.4 million in the quarter ended December 31, 2013 from customer churn and pricing actions. Cable, IP and satellite television revenue in the three months ended December 31, 2014 decreased 7.5% to slightly under $0.7 million from just over $0.7 million in the three months ended December 31, 2013. Growth in security and satellite revenue was more than offset by cable subscriber attrition. Cloud hosting and managed services revenue, associated with the acquisition of Reliable Networks, increased revenue $0.2 million for fourth quarter 2014 with no comparable revenue for the year earlier period.

Operating Expenses

Operating expenses in the three months ended December 31, 2014 decreased 4.3% to $14.4 million from $15.0 million in the three months ended December 31, 2013. Cost of services decreased 6.8% to $8.8 million in the quarter ended December 31, 2014 from $9.4 million in the quarter ended December 31, 2013. Expenses related to professional services and cloud computing and access increased $0.1 million. Network circuit and toll costs decreased $0.5 million and customer service expense reductions implemented earlier in 2014 decreased fourth quarter 2014 expense by $0.2 million when compared to the same period in 2013. Selling, general and administrative expenses increased 15.5% to $3.1 million in the three months ended December 31, 2014, from $2.7 million in the three months ended December 31, 2013. Cloud hosting expense associated with our acquisition of Reliable Networks, including an accrual for non-cash stock compensation, increased costs $0.2 million. Executive expenses include $0.2 million as non-cash stock incentive compensation expense which is added back for the calculation of Adjusted EBITDA (see definition) and $0.4 million associated with a separation and consulting agreement for which there are no comparable expenses in the same period of 2013. Uncollectible expense increased $0.1 million, reflecting a one-time settlement in fourth quarter 2013. These increases were partially offset by property taxes of $0.1 million and lower executive cash compensation of $0.3 million. Depreciation and amortization for fourth quarter 2014 decreased 14.2% to $2.5 million from $2.9 million in fourth quarter 2013. The amortization of other intangible assets in New England decreased $0.1 million and CLEC depreciation decreased $0.3 million from fourth quarter 2013.

Interest Expense

Interest expense in the three months ended December 31, 2014 decreased 12.5% to $2.1 million from $2.4 million in the three months ended December 31, 2013. The higher interest rate on the senior notes payable in the amended and restated credit agreement beginning May 24, 2013 was offset by lower outstanding loan principal.

Reorganization Items

Separate classification of reorganization items began in first quarter 2013 when we filed for Chapter 11 bankruptcy. There were no reorganization expenses during the fourth quarter of 2014 compared to $0.1 million during the fourth quarter of 2013.

Adjusted EBITDA

Based on the changes noted above, Adjusted EBITDA decreased $0.7 million to $6.6 million for the three months ended December 31, 2014 when compared to $7.3 million in the same period in 2013. Adjusted EBITDA was $7.2 million in the third quarter of 2014. Stock based compensation, restructuring expenses and other excluded expenses are added back in the calculation of Adjusted EBITDA. See financial tables for a reconciliation of Adjusted EBITDA to net income.

Balance Sheet

As of December 31, 2014, the Company had cash and cash equivalents of $5.1 million compared to $9.9 million at the end of 2013. During fourth quarter 2014, the Company reduced its credit facility balance by $2.3 million through voluntary and required quarterly payments to $112.1 million. The Company’s senior credit facility extends through April 2016 and includes a $5.0 million undrawn revolver.

Capital Expenditures

Capital expenditures were $1.5 million for fourth quarter 2014 compared to $3.1 million in the same period in 2013.

Fourth Quarter Earnings Conference Call

Otelco has scheduled a conference call, which will be broadcast live over the internet, on Tuesday, March 3, 2015, at 11:30 a.m. (Eastern Time). To participate in the call, participants should dial (719) 457-1512 and ask for the Otelco call 10 minutes prior to the start time. Investors, analysts and the general public will also have the opportunity to listen to the conference call free over the internet by visiting the Company’s website at www.OtelcoInc.com. To listen to the live call online, please visit the website at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live webcast, a replay of the webcast will be available on the Company's website at www.OtelcoInc.com for 30 days. A two-week telephonic replay may also be accessed by calling (719) 457-0820 and using the Confirmation Code 1350651.

ABOUT OTELCO

Otelco Inc. provides wireline telecommunications services in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia. The Company’s services include local and long distance telephone, digital high-speed data lines, transport services, network access, cable television and other related services. With approximately 99,000 voice and data access lines, which are collectively referred to as access line equivalents, Otelco is among the top 25 largest local exchange carriers in the United States based on number of access lines. Otelco operates eleven incumbent telephone companies serving rural markets, or rural local exchange carriers. It also provides competitive retail and wholesale communications services and technology consulting, managed services and private/hybrid cloud hosting services through several subsidiaries. For more information, visit the Company’s website at www.OtelcoInc.com.

FORWARD LOOKING STATEMENTS

Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” ‘intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

OTELCO INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share par value and share amounts)

(unaudited)
	As of December 31,
	2013	2014
Assets
Current assets
Cash and cash equivalents	$9,916	$5,082
Accounts receivable:
Due from subscribers, net of allowance for doubtful accounts of $274 and $229, respectively	3,730	3,732
Unbilled receivables	1,906	1,675
Other	2,050	1,931
Materials and supplies	1,654	1,915
Prepaid expenses	1,863	3,441
Deferred income taxes	905	547
Total current assets	22,024	18,323

Property and equipment, net	54,462	51,237
Goodwill	44,957	44,976
Intangible assets, net	4,074	3,178
Investments	1,895	1,870
Deferred financing costs, net	2,097	1,161
Deferred income taxes	1,606	1,216
Other assets	563	471
Total assets	$131,678	$122,432

Liabilities and Stockholders' Deficit
Current liabilities
Accounts payable	$1,552	$1,104
Accrued expenses	5,141	5,054
Advance billings and payments	1,422	1,410
Deferred income taxes	469	600
Customer deposits	84	70
Current maturity of long-term notes payable	7,441	6,665
Total current liabilities	16,109	14,903

Deferred income taxes	23,181	25,243
Advance billings and payments	736	681
Other liabilities	139	142
Long-term notes payable, less current maturities	121,192	105,470
Total liabilities	161,357	146,439

Stockholders' deficit
Class A Common Stock, $.01 par value-authorized 10,000,000 shares; issued and outstanding 2,881,154 shares	29	29
Class B Common Stock, $.01 par value-authorized 250,000 shares; issued and outstanding 232,780 shares	2	2
Additional paid in capital	2,876	3,519
Retained deficit	(32,586)	(27,557)
Total stockholders' deficit	(29,679)	(24,007)
Total liabilities and stockholders' deficit	$131,678	$122,432

OTELCO INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2014	2013	2014

Revenues	$19,338	$18,178	$78,972	$73,870

Operating expenses
Cost of services	9,395	8,756	37,200	35,516
Selling, general and administrative expenses	2,676	3,090	10,489	10,913
Depreciation and amortization	2,926	2,510	12,632	10,583
Total operating expenses	14,997	14,356	60,321	57,012

Income from operations	4,341	3,822	18,651	16,858

Other income (expense)
Interest expense	(2,424)	(2,121)	(12,673)	(8,854)
Other income (expense), net	19	(133)	275	210
Total other expenses	(2,405)	(2,254)	(12,398)	(8,644)

Income before reorganization items and income tax	1,936	1,568	6,253	8,214

Reorganization items	(55)	-	109,258	-

Income before income tax	1,881	1,568	115,511	8,214
Income tax expense	(2,083)	(628)	(6,367)	(3,185)

Net income (loss)	$(202)	$940	$109,144	$5,029

Weighted average number of common shares outstanding:
Basic	3,103,728	3,103,728	2,921,208	3,103,728
Diluted	3,103,728	3,281,106	2,921,208	3,168,161
Basic net income (loss) per common share	$(0.07)	$0.30	$37.36	$1.62
Diluted net income (loss) per common share	$(0.07)	$0.29	$37.36	$1.59

OTELCO INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

(unaudited)
	Years Ended December 31,
	2013	2014
Cash flows from operating activities:
Net income	$109,144	$5,029
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation	9,650	8,941
Amortization	2,982	1,642
Amortization of loan costs	1,071	936
Amortization of notes payable premium	(31)	-
Provision (benefit) for deferred income taxes	6,157	2,692
Excess tax benefit from stock-based compensation	-	249
Provision for uncollectible accounts receivable	418	476
Stock-based compensation amortization expense	-	643
Changes in operating assets and liabilities
Accounts receivable	3,442	(128)
Material and supplies	191	(261)
Prepaid expenses and other assets	44	(1,486)
Accounts payable and accrued expenses	334	(534)
Advance billings and payments	(191)	(67)
Other liabilities	(351)	(10)
Reorganization adjustments:
Non-cash reorganization income	(114,210)	-
Net cash from operating activities	18,650	18,122

Cash flows used in investing activities:
Acquisition and construction of property and equipment	(6,229)	(6,015)
Proceeds from sale of property and equipment	-	58
Purchase of investment	-	(1)
Purchase of Reliable Networks, net of cash acquired	-	(500)
Net cash used in investing activities	(6,229)	(6,458)

Cash flows used in financing activities:
Principal repayment of long-term notes payable	(33,368)	(16,498)
Loan origination costs	(1,653)	-
Net cash used in financing activities	(35,021)	(16,498)

Net decrease in cash and cash equivalents	(22,600)	(4,834)
Cash and cash equivalents, beginning of period	32,516	9,916
Cash and cash equivalents, end of period	$9,916	$5,082

Supplemental disclosures of cash flow information:
Interest paid	$8,581	$7,924
Income taxes paid	$248	$1,535
Loan fees paid via issuance of Class B common stock	$2,772	$-
Cancellation of Class A common stock	$132	$-
Issuance of Class A common stock	$29	$-

CONTACT:
Otelco Inc.
Curtis Garner, 205-625-3580
Chief Financial Officer
Curtis@otelcotel.com